EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
VISTA Information Solutions, Inc.
San Diego, California

We hereby consent to the use in this Registration Statement on Form S-8 of our report, dated March 6, 1996, except for Note 2, the last paragraph of Note 5 and the second and third paragraphs of Note 15, as to which the date is April 30, 1996, relating to the consolidated financial statements of VISTA Information Solutions, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                                         MCGLADREY & PULLEN, LLP

Bloomington, Minnesota
August 1, 1996